EXHIBIT 4.6

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) dated as of April 24, 2005, to the Credit Agreement referenced below, is by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation (the “Borrower”), the Subsidiaries of the Borrower identified as “Guarantors” on the signature pages hereto, the Lenders identified on the signature page hereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a $250 million credit facility has been extended to the Borrower pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented and extended, the “Credit Agreement”) dated as of April 11, 2003 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer; and

WHEREAS, the Borrower has requested certain modifications to the Credit Agreement and the Required Lenders have consented to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendments. Section 8.11(e) of the Credit Agreement is amended to read as follows:

(e) Consolidated Capital Expenditures. Consolidated Capital Expenditures for any fiscal year shall not exceed (i) for the fiscal year ending April 24, 2004, $20,000,000, (ii) for the fiscal year ending April 30, 2005, $25,000,000 and (iii) for the fiscal year ending April 29, 2006, $15,000,000, in each case plus up to $5,000,000 of the unused amount available for Consolidated Capital Expenditures under this Section 8.11(e) for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year); provided, however, that with respect to any fiscal year, Consolidated Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the applicable limitation for such fiscal year and then with respect to any carry-forward from the immediately preceding fiscal year.

3. Conditions Precedent. This Amendment shall be effective as of the date set forth above upon execution of this Amendment by the Loan Parties and the Required Lenders.

4. No Other Changes. Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

5. Reaffirmation of Representations and Warranties. Each Loan Party represents and warrants that each representation and warranty set forth in the Loan Documents is true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

6. Reaffirmation of Security Interests. Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

7. Reaffirmation of Guaranty. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Guarantor’s obligations under the Credit Agreement or the other Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

9. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of North Carolina.

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	SCHOOL SPECIALTY, INC.
a Wisconsin corporation

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Chief Financial Officer

GUARANTORS:	CHILDCRAFT EDUCATION CORP.,
a New York corporation
CLASSROOMDIRECT.COM, LLC,
a Delaware limited liability company
BIRD-IN-HAND WOODWORKS, INC.,
a New Jersey corporation
SPORTIME, LLC,
a Delaware limited liability company
GLOBAL VIDEO, LLC,
a Wisconsin limited liability company
PREMIER AGENDAS, INC.,
a Washington corporation
FREY SCIENTIFIC, INC.,
a Delaware corporation
AMALGAMATED WIDGETS, INC.,
a Wisconsin corporation
SAX ARTS & CRAFTS, INC.,
a Delaware corporation
CALIFONE INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Mary M. Kabacinski
	Name:	Mary M. Kabacinski
	Title:	Treasurer

[Signature Pages Continue]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Cayce McCain
	Name:	Cayce McCain
	Title:	Assistant Vice President

LENDER:	BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swing Line Lender

	By:	/s/ Casey Cosgrove
	Name:	Casey Cosgrove
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Karen Weathers
	Name:	Karen Weathers
	Title:	Vice President

LASALLE BANK, NATIONAL ASSOCIATION

	By:	/s/ Jon Huitiuh
	Name:	Jon Huitiuh
	Title:	Vice President

M&I MARSHALL & ILSLEY BANK

	By:	/s/ Leo D. Freeman
	Name:	Leo D. Freeman
	Title:	Vice President

JPMORGAN CHASE BANK, N.A.

	By:	/s/ Sabir A. Hashmy
	Name:	Sabir A. Hashmy
	Title:	Vice President

HARRIS TRUST & SAVINGS BANK

	By:	/s/ Ronald V. Redd
	Name:	Ronald V. Redd
	Title:	Vice President

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

	By:	/s/ Tiffany Cozzolino
	Name:	Tiffany Cozzolino
	Title:	Corporate Banking Officer

[Signature Pages Continue]

ASSOCIATED BANK, N.A.

By:	/s/ Stephen E. Pasowicz
Name:	Stephen E. Pasowicz
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ Mark Wrigley
Name:	Mark Wrigley
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Matthew R. Krajniak
Name:	Matthew R. Krajniak
Title:	Assistant Vice President

ST. FRANCIS BANK

By:	/s/ Paul W. Jelacic
Name:	Paul W. Jelacic
Title:	Vice President

BANK OF SCOTLAND

By:	/s/ Karen Weich
Name:	Karen Weich
Title:	Assistant Vice President